Exhibit 99.1

Milacron Narrows Loss in Second Quarter; Backlog, Operating Margins Rise

    CINCINNATI--(BUSINESS WIRE)--Aug. 3, 2007--Milacron Inc. (NYSE:
MZ), a leading global supplier of plastics-processing technologies and industrial fluids, today reported a net loss for the second-quarter ending June 30 of $0.1 million, or $0.50 per share, on sales of $197 million. (Per share amounts include accrual for preferred dividends.) This compares to a net loss of $14.3 million, or $3.45 per share, on sales of $211 million in the second quarter of 2006. Results in the second quarter of 2007 included a $4.9 million tax benefit and $1.5 million in restructuring costs with no tax benefit, whereas the year-ago quarterly loss included a $0.9 million provision for income taxes and $8.8 million in restructuring charges also without tax benefit.

    "Throughout the world our employees are working hard executing our strategies and we are seeing positive benefits from these efforts," said Ronald D. Brown, chairman, president and chief executive officer. "The previously announced cost-reduction measures are generating the savings we projected. Moreover, we continue to achieve positive results from our key sales growth initiatives: expanding our presence in emerging markets, while focusing more attention on aftermarket services in our traditional markets of North America and Western Europe. Milacron's orders from emerging markets are up 23% over last year and now constitute nearly one-quarter of our total business. And our aftermarket sales have grown another 6% so far this year," he said.

    Sales and earnings growth in overseas markets continued to offset the ongoing weakness in the automotive and housing sectors of the North American economy. New orders in the quarter were $202 million, compared to $200 million in the second quarter last year, with favorable currency translation effects accounting for the increase. The backlog of unfilled orders rose to $132 million, up from $127 million at the end of the first quarter and $107 million a year ago. Manufacturing margins in the second quarter improved to 19.6% from 19.1% in the second quarter 2006, primarily as a result of cost-reduction initiatives.

    Cash on hand at the end of the quarter was in excess of $31 million, and the company had more than $33 million available for borrowing under its asset-based revolving credit facility. Liquidity (cash plus borrowing availability) of $65 million was down from $73 million at the beginning of the quarter. The change was primarily the result of a semi-annual interest payment of $13 million made in May, partially offset by primary working capital reductions during the quarter.

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Segment sales declined to $92 million from $107 million in the second quarter last year, as the North American market for injection molding machines was severely impacted by continued weakness in the automotive sector. Equipment and supplies for extrusion and blow molding posted solid gains in shipments and profitability, while injection molding machinery in India had record-high sales and earnings in the quarter. Helped by these results and aggressive cost-containment measures in North American injection molding machine operations, segment earnings rose to $4.9 million, up significantly from $1.8 million in the first quarter of this year and from $4.5 million in the year-ago quarter, which included $2.9 million of expenses related to the triennial trade show, NPE, held in June 2006. New orders of $90 million were off slightly from $92 million in the second quarter last year. The backlog of unfilled orders in this segment, however, remains high - more than 20% above year-ago levels, which bodes well for increased shipments in the second half of the year.

    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Sales of $40 million were flat with those in the second quarter last year, as currency gains and improved pricing offset volume reductions in injection and blow molding equipment unit sales. Despite the lower shipping volume, the segment generated a positive $0.3 million in earnings compared to operating losses of $1.2 million both in the second quarter a year ago and in the first quarter of 2007. Cost savings from restructuring actions and sourcing benefits contributed significantly to the improvement. Aided in part by favorable currency translation effects, new orders rose to $45 million from $43 million in the second quarter of 2006. The backlog continued to grow and by quarter-end stood almost 40% higher than a year ago. When coupled with generally positive economic conditions in Europe, our stronger backlog and reduced cost structure should deliver progressively improving results in this segment going forward.

    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in the second quarter of $36 million declined from $39 million a year ago, reflecting continued weakness in the North American market, particularly in automotive end markets and the related tool-and-die and moldmaking sectors. The impact of lower sales was partially mitigated by restructuring actions and other cost-containment initiatives within manufacturing operations, as the segment posted a loss of $0.8 million in the quarter compared to earnings of $0.3 million a year ago. As the North American market stabilizes, growth overseas and ongoing cost-reductions should lead to improved sales and profitability in this business in the second half.

    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $32 million, versus $29 million a year ago, were a record quarterly high for this segment, exceeding the previous peak quarter by almost 9%. Sales were up in most major markets, as we continued to develop and introduce new products, including vegetable-oil-based "green" fluids, for new applications in a variety of non-automotive industries such as aerospace and HVAC. Segment earnings of $3.2 million were up from $2.9 million in the year-ago quarter. Sales and earnings in this segment are expected to show further growth in the second half of the year on the strength of new product introductions and expanded distribution in Asian and Eastern European markets.

    Outlook

    "With our increased backlog, Milacron is poised to show continued quarterly improvement in sales and operating earnings in the second half of the year. Outside of North America, we're enjoying good growth in virtually all our major markets. And in North America we are dealing with the current downturn through cost reductions and other measures, all the while maintaining the resources needed to take advantage of an eventual recovery. At this point we are projecting approximately 3% overall sales growth in 2007, with significantly improved operating profits," Brown said.

    Dividends

    No dividends were declared on Milacron's common stock. The board declared a quarterly dividend of $10.00 per share on its 4% Series A cumulative preferred stock. The company continues to accrue dividends on its 6% Series B convertible preferred stock. Milacron currently has outstanding: 6,000 shares of 4% cumulative preferred stock, 500,000 shares of 6% Series B convertible preferred stock, and approximately
5.5 million shares of common stock.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

    Investor Conference Call

    Today at 1:00 p.m. EDT, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is 913-981-4901 or 800-811-0667. A recording of the conference call will be available from 4:00 p.m. today through midnight August 17 on Milacron's website or by phone: (719) 457-0820 or (888) 203-1112 and providing the access code: 1514242.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call Milacron's toll-free investor line: (800) 909-6452.



Milacron Inc. and Subsidiaries

                                                   Second Quarter 2007

----------------------------------------------------------------------
                    Three Months Ended          Six Months Ended
                         June 30,                   June 30,
                -------------------------- ---------------------------
                    2007         2006          2007          2006
----------------------------------------------------------------------

Sales           $197,295,000 $ 211,122,000 $ 387,597,000 $ 413,519,000

Loss from
 continuing
 operations        (388,000)  (14,280,000)  (11,052,000)  (23,905,000)
  Per Share
    Basic             (0.55)        (3.45)        (3.21)        (5.94)
    Diluted           (0.55)        (3.45)        (3.21)        (5.94)

Earnings from
 discontinued
 operations          265,000             -       135,000        17,000
  Per Share
    Basic               0.05             -          0.03             -
    Diluted             0.05             -          0.03             -

Net loss           (123,000)  (14,280,000)  (10,917,000)  (23,888,000)
  Per Share
    Basic             (0.50)        (3.45)        (3.18)        (5.94)
    Diluted           (0.50)        (3.45)        (3.18)        (5.94)


Common shares
  Weighted
   average
   outstanding
   for basic
   EPS             4,925,000     4,822,000     4,910,000     4,812,000
  Weighted
   average
   outstanding
   for diluted
   EPS             4,925,000     4,822,000     4,910,000     4,812,000
  Outstanding
   at quarter
   end             5,493,000     5,141,000     5,493,000     5,141,000



----------------------------------------------------------------------

Notes:
These statements are unaudited and subject to year-end adjustments. The common share amounts, including the weighted average outstanding shares upon which per-share amounts are based, include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.




Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2007

----------------------------------------------------------------------
(In millions, except per-share data)   Three Months
                                           Ended      Six Months Ended
                                         June 30,         June 30,
                                      --------------- ----------------
                                       2007    2006    2007     2006
----------------------------------------------------------------------

Sales                                 $197.3  $211.1  $387.6  $ 413.5
Cost of products sold                  158.6   170.4   313.4    339.2
Cost of products sold related to
 restructuring                             -     0.4       -      0.4
                                      ------- ------- ------- --------
  Total cost of products sold          158.6   170.8   313.4    339.6
                                      ------- ------- ------- --------
  Manufacturing margins                 38.7    40.3    74.2     73.9
    Percent of sales                    19.6%   19.1%   19.1%    17.9%

Other costs and expenses
  Selling and administrative            34.9    38.3    70.2     72.5
  Restructuring costs                    1.5     8.4     3.9      9.0
  Other income - net                    (0.3)   (0.9)   (0.5)    (1.0)
                                      ------- ------- ------- --------
    Total other costs and expenses      36.1    45.8    73.6     80.5
                                      ------- ------- ------- --------

Operating earnings (loss)                2.6    (5.5)    0.6     (6.6)

Interest expense - net                  (7.9)   (7.9)  (15.6)   (15.5)
                                      ------- ------- ------- --------

Loss from continuing operations
 before income taxes                    (5.3)  (13.4)  (15.0)   (22.1)

Provision (benefit) for income taxes    (4.9)    0.9    (3.9)     1.8
                                      ------- ------- ------- --------

Loss from continuing operations         (0.4)  (14.3)  (11.1)   (23.9)

Discontinued operations - net of
 income taxes (a)                        0.3       -     0.2        -
                                      ------- ------- ------- --------

Net loss                              $ (0.1) $(14.3) $(10.9) $ (23.9)
                                      ======= ======= ======= ========

Loss per common share - basic and
 diluted
    Continuing operations             $(0.55) $(3.45) $(3.21) $ (5.94)
    Discontinued operations             0.05       -    0.03        -
                                      ------- ------- ------- --------
       Net loss                       $(0.50) $(3.45) $(3.18) $ (5.94)
                                      ======= ======= ======= ========


(a) In 2007, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Notes:
These statements are unaudited and subject to year-end adjustments. The weighted average outstanding shares upon which per-share amounts are based include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.




Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2007

----------------------------------------------------------------------
(In millions)                                        June 30, June 30,
                                                       2007     2006
----------------------------------------------------------------------

Assets
Cash and cash equivalents                            $  31.3  $  41.9
Notes and accounts receivable-net                      115.5    119.9
Inventories                                            173.1    176.7
Other current assets                                    47.7     43.4
                                                     -------- --------
   Total current assets                                367.6    381.9
Property, plant and equipment - net                    110.8    117.1
Goodwill                                                88.4     86.1
Other noncurrent assets                                 88.2     99.5
                                                     -------- --------
   Total assets                                      $ 655.0  $ 684.6
                                                     ======== ========

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt due within
 one year (a)                                        $  34.4  $  13.0
Trade accounts payable and advance billings and
 deposits                                              105.4    102.9
Accrued and other current liabilities                   76.0     84.1
                                                     -------- --------
   Total current liabilities                           215.8    200.0
Long-term accrued liabilities                          231.5    271.6
Long-term debt                                         232.5    232.6
Shareholders' deficit                                  (24.8)   (19.6)
                                                     -------- --------
   Total liabilities and shareholders' deficit       $ 655.0  $ 684.6
                                                     ======== ========


(a) In 2007, $29 million was drawn against the revolving credit facility and in 2006, there was $8.0 million drawn against the revolving credit facility. Outstanding letters of credit were $6 million in 2007 and $8.0 million in 2006.

----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                   Second Quarter 2007

----------------------------------------------------------------------
(In millions)                           Three Months     Six Months
                                             Ended          Ended
                                           June 30,       June 30,
                                        -------------- ---------------
                                         2007   2006    2007    2006
----------------------------------------------------------------------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
   Net loss                             $(0.1) $(14.3) $(10.9) $(23.9)
   Discontinued operations - net of
    income taxes                         (0.3)      -    (0.2)      -
   Depreciation and amortization          4.1     4.2     8.1     8.3
   Restructuring costs                    0.2     3.2     0.5     3.7
   Working capital changes
        Notes and accounts receivable    (5.0)    1.8    (0.1)    0.6
        Inventories                      (2.2)   (5.9)   (2.5)  (12.6)
        Other current assets             (4.7)    1.8    (5.4)    1.7
        Trade accounts payable            8.4    (3.0)    0.3     5.5
        Other current liabilities        (3.3)   (8.2)   (4.4)   (2.3)
   Deferred income taxes and other -
    net                                  (1.0)   12.4     4.0    15.3
                                        ------ ------- ------- -------
        Net cash used by operating
         activities                      (3.9)   (8.0)  (10.6)   (3.7)

Investing activities cash flows
   Capital expenditures                  (2.1)   (3.9)   (3.7)   (7.6)
   Net disposals of property, plant and
    equipment                             0.1       -     0.2       -
                                        ------ ------- ------- -------
        Net cash used by investing
         activities                      (2.0)   (3.9)   (3.5)   (7.6)

Financing activities cash flows
   Repayments of long-term debt          (0.2)   (0.4)   (0.4)   (1.0)
   Increase in short-term borrowings      2.3     7.9     6.6     6.1
   Dividends paid                           -    (0.1)   (0.1)   (0.1)
                                        ------ ------- ------- -------
        Net cash provided by financing
         activities                       2.1     7.4     6.1     5.0

Effect of exchange rate fluctuations on
 cash
   and cash equivalents                   0.6     1.8     0.8     2.5
                                        ------ ------- ------- -------
Decrease in cash and cash equivalents    (3.2)   (2.7)   (7.2)   (3.8)

Cash and cash equivalents at beginning
 of period                               34.5    44.6    38.5    45.7

                                        ------ ------- ------- -------
Cash and cash equivalents at end of
 period                                 $31.3  $ 41.9  $ 31.3  $ 41.9
                                        ====== ======= ======= =======



----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2007

----------------------------------------------------------------------
(In millions)                          Three Months
                                            Ended     Six Months Ended
                                          June 30,        June 30,
                                       -------------- ----------------
                                        2007    2006   2007     2006
----------------------------------------------------------------------

Machinery technologies North America
 Sales                                 $  91.5 $106.9 $ 182.6 $  201.0
 Operating cash flow (a)                   6.5    6.0     9.9      8.9
 Segment earnings                          4.9    4.5     6.7      5.9
   Percent of sales                       5.4%   4.2%    3.7%     2.9%
 New orders                               90.1   92.5   188.0    206.5

Machinery technologies Europe
 Sales                                 $  40.2 $ 39.9 $  74.6 $   76.2
 Operating cash flow (a)                   1.2  (0.2)     1.0    (1.8)
 Segment earnings (loss)                   0.3  (1.2)   (0.9)    (3.6)
   Percent of sales                       0.7%  -3.0%   -1.2%    -4.7%
 New orders                               45.1   42.9    91.7     82.9

Mold technologies
 Sales                                 $  35.8 $ 38.9 $  73.7 $   83.3
 Operating cash flow (a)                   0.3    1.6     1.7      4.9
 Segment earnings (loss)                 (0.8)    0.3   (0.5)      2.2
   Percent of sales                      -2.2%   0.8%   -0.7%     2.6%
 New orders                               36.5   38.5    73.2     82.2

Eliminations
 Sales                                 $ (2.4) $(3.9) $ (5.2) $  (6.0)
 New orders                              (2.1)  (3.2)   (4.9)    (5.5)

    Total plastics technologies
     Sales                             $ 165.1 $181.8 $ 325.7 $  354.5
     Operating cash flow (a)               8.0    7.4    12.6     12.0
     Segment earnings                      4.4    3.6     5.3      4.5
        Percent of sales                  2.7%   2.0%    1.6%     1.3%
     New orders                          169.6  170.7   348.0    366.1

Industrial fluids
 Sales                                 $  32.2 $ 29.3 $  61.9 $   59.0
 Operating cash flow (a)                   3.6    3.3     7.2      5.6
 Segment earnings                          3.2    2.9     6.5      4.8
   Percent of sales                       9.9%   9.9%   10.5%     8.1%
 New orders                               32.2   29.3    61.9     59.0

Total continuing operations
 Sales                                 $ 197.3 $211.1 $ 387.6 $  413.5
 Operating cash flow (a)                   8.2    7.5    12.6     11.1
 Segment earnings                          7.6    6.5    11.8      9.3
 Restructuring costs                     (1.5)  (8.8)   (3.9)    (9.4)
 Corporate expenses                      (3.4)  (3.1)   (7.1)    (6.4)
 Other unallocated expenses              (0.1)  (0.1)   (0.2)    (0.1)
                                       ------- ------ ------- --------
 Operating earnings (loss)                 2.6  (5.5)     0.6    (6.6)
   Percent of sales                       1.3%  -2.6%    0.2%    -1.6%
 New orders                              201.8  200.0   409.9    425.1
 Ending backlog                          132.1  106.8   132.1    106.8

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2007

----------------------------------------------------------------------
(In millions)                           Three Months     Six Months
                                             Ended          Ended
                                           June 30,       June 30,
                                        -------------- ---------------
                                         2007   2006    2007    2006
----------------------------------------------------------------------

Machinery technologies North America
 Segment earnings                       $ 4.9  $  4.5  $  6.7  $  5.9
 Depreciation and amortization            1.6     1.5     3.2     3.0
                                        ------ ------- ------- -------
 Operating cash flow                      6.5     6.0     9.9     8.9

Machinery technologies Europe
 Segment earnings (loss)                $ 0.3  $ (1.2) $ (0.9) $ (3.6)
 Depreciation and amortization            0.9     1.0     1.9     1.8
                                        ------ ------- ------- -------
 Operating cash flow                      1.2    (0.2)    1.0    (1.8)

Mold technologies
 Segment earnings (loss)                $(0.8) $  0.3  $ (0.5) $  2.2
 Depreciation and amortization            1.1     1.3     2.2     2.7
                                        ------ ------- ------- -------
 Operating cash flow                      0.3     1.6     1.7     4.9

     Total plastics technologies
      Segment earnings                  $ 4.4  $  3.6  $  5.3  $  4.5
      Depreciation and amortization       3.6     3.8     7.3     7.5
                                        ------ ------- ------- -------
      Operating cash flow                 8.0     7.4    12.6    12.0

Industrial fluids
 Segment earnings                       $ 3.2  $  2.9  $  6.5  $  4.8
 Depreciation and amortization            0.4     0.4     0.7     0.8
                                        ------ ------- ------- -------
 Operating cash flow                      3.6     3.3     7.2     5.6

Total continuing operations
 Net loss                               $(0.1) $(14.3) $(10.9) $(23.9)
 Discontinued operations - net of
  income taxes (a)                       (0.3)      -    (0.2)      -
 Provision (benefit) for income taxes    (4.9)    0.9    (3.9)    1.8
 Interest expense - net                   7.9     7.9    15.6    15.5
 Restructuring costs                      1.5     8.8     3.9     9.4
 Depreciation and amortization            4.1     4.2     8.1     8.3
                                        ------ ------- ------- -------
 Operating cash flow                    $ 8.2  $  7.5  $ 12.6  $ 11.1
                                        ====== ======= ======= =======


(a) In 2007, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




  Historical Information

  --------------------------------------------------------------------
  (In millions, except per-share data)

                                                  2005
                                   -----------------------------------
                                    Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year
  --------------------------------------------------------------------

  Sales                            $192.3 $208.8 $190.7 $217.1 $808.9
  Cost of products sold             160.1  171.0  157.3  174.7  663.1
  Cost of products sold related to
   restructuring                        -      -      -      -      -
                                   -----------------------------------
     Total cost of products sold    160.1  171.0  157.3  174.7  663.1
                                   -----------------------------------

   Manufacturing margins             32.2   37.8   33.4   42.4  145.8

  Other costs and expenses
   Selling and administrative        33.5   33.7   31.3   35.3  133.8
   Refinancing costs (a)                -      -      -      -      -
   Restructuring costs (b)            0.4    0.3    0.1    0.8    1.6
   Other - net                       (1.0)   0.2    1.3   (0.1)   0.4
                                   -----------------------------------
     Total other costs and expenses  32.9   34.2   32.7   36.0  135.8
                                   -----------------------------------

  Operating earnings (loss)          (0.7)   3.6    0.7    6.4   10.0

  Interest expense - net             (8.2)  (7.0)  (7.7)  (7.4) (30.3)
                                   -----------------------------------


  Loss from continuing operations
   before income taxes               (8.9)  (3.4)  (7.0)  (1.0) (20.3)

  Provision (benefit) from income
   taxes                              0.2    1.0    0.6   (5.6)  (3.8)
                                   -----------------------------------

  Earnings (loss) from continuing
   operations                        (9.1)  (4.4)  (7.6)   4.6  (16.5)

  Discontinued operations - net of
   income taxes (c)
   Net gain (loss) on divestitures      -    0.6    0.7    1.2    2.5
                                   -----------------------------------
     Total discontinued operations      -    0.6    0.7    1.2    2.5

                                   -----------------------------------
  Net earnings (loss)              $ (9.1)$ (3.8)$ (6.9)$  5.8 $(14.0)
                                   ===================================

  Earnings (loss) per common share
   Basic
    Continuing operations          $(2.24)$(1.24)$(1.92)$ 0.62 $(4.77)
    Discontinued operations             -   0.12   0.15   0.26   0.53
                                   -----------------------------------
      Net earnings (loss)          $(2.24)$(1.12)$(1.77)$ 0.88 $(4.24)
                                   ===================================
   Diluted
    Continuing operations          $(2.24)$(1.24)$(1.92)$ 0.42 $(4.77)
    Discontinued operations             -   0.12   0.15   0.12   0.53
                                   -----------------------------------
      Net earnings (loss)          $(2.24)$(1.12)$(1.77)$ 0.54 $(4.24)
                                   ===================================


                                                  2006
                                  ------------------------------------
                                   Qtr 1  Qtr 2  Qtr 3  Qtr 4   Year
  --------------------------------------------------------------------

  Sales                           $202.4 $211.1 $209.1 $197.5 $ 820.1
  Cost of products sold            168.8  170.4  169.8  159.2   668.2
  Cost of products sold related to
   restructuring                       -    0.4    0.1      -     0.5
                                  ------------------------------------
     Total cost of products sold   168.8  170.8  169.9  159.2   668.7
                                  ------------------------------------

   Manufacturing margins            33.6   40.3   39.2   38.3   151.4

  Other costs and expenses
   Selling and administrative       34.2   38.3   35.3   32.4   140.2
   Refinancing costs (a)               -      -      -    1.8     1.8
   Restructuring costs (b)           0.6    8.4    2.8    5.1    16.9
   Other - net                      (0.1)  (0.9)   0.6    0.1    (0.3)
                                  ------------------------------------
     Total other costs and
      expenses                      34.7   45.8   38.7   39.4   158.6
                                  ------------------------------------

  Operating earnings (loss)         (1.1)  (5.5)   0.5   (1.1)   (7.2)

  Interest expense - net            (7.6)  (7.9)  (6.8)  (7.7)  (30.0)
                                  ------------------------------------


  Loss from continuing operations
   before income taxes              (8.7) (13.4)  (6.3)  (8.8)  (37.2)

  Provision (benefit) from income
   taxes                             0.9    0.9    0.9   (0.1)    2.6
                                  ------------------------------------

  Earnings (loss) from continuing
   operations                       (9.6) (14.3)  (7.2)  (8.7)  (39.8)

  Discontinued operations - net of
   income taxes (c)
   Net gain (loss) on divestitures     -      -      -    0.1     0.1
                                  ------------------------------------
     Total discontinued operations     -      -      -    0.1     0.1

                                  ------------------------------------
  Net earnings (loss)             $ (9.6)$(14.3)$ (7.2)$ (8.6)$ (39.7)
                                  ====================================

  Earnings (loss) per common share
   Basic
    Continuing operations         $(2.49)$(3.45)$(1.97)$(2.27)$(10.17)
    Discontinued operations            -      -      -   0.02    0.02
                                  ------------------------------------
      Net earnings (loss)         $(2.49)$(3.45)$(1.97)$(2.25)$(10.15)
                                  ====================================
   Diluted
    Continuing operations         $(2.49)$(3.45)$(1.97)$(2.27)$(10.17)
    Discontinued operations            -      -      -   0.02    0.02
                                  ------------------------------------
      Net earnings (loss)         $(2.49)$(3.45)$(1.97)$(2.25)$(10.15)
                                  ====================================


                                                         2007
                                                 ---------------------
                                                  Qtr 1  Qtr 2  Year
  --------------------------------------------------------------------

  Sales                                          $190.3 $197.3 $387.6
  Cost of products sold                           154.8  158.6  313.4
  Cost of products sold related to restructuring      -      -      -
                                                 ---------------------
     Total cost of products sold                  154.8  158.6  313.4
                                                 ---------------------

   Manufacturing margins                           35.5   38.7   74.2

  Other costs and expenses
   Selling and administrative                      35.3   34.9   70.2
   Refinancing costs (a)                              -      -      -
   Restructuring costs (b)                          2.4    1.5    3.9
   Other - net                                     (0.2)  (0.3)  (0.5)
                                                 ---------------------
     Total other costs and expenses                37.5   36.1   73.6
                                                 ---------------------

  Operating earnings (loss)                        (2.0)   2.6    0.6

  Interest expense - net                           (7.7)  (7.9) (15.6)
                                                 ---------------------


  Loss from continuing operations before income
   taxes                                           (9.7)  (5.3) (15.0)

  Provision (benefit) from income taxes             1.0   (4.9)  (3.9)
                                                 ---------------------

  Earnings (loss) from continuing operations      (10.7)  (0.4) (11.1)

  Discontinued operations - net of income taxes
   (c)
   Net gain (loss) on divestitures                 (0.1)   0.3    0.2
                                                 ---------------------
     Total discontinued operations                 (0.1)   0.3    0.2

                                                 ---------------------
  Net earnings (loss)                            $(10.8)$ (0.1)$(10.9)
                                                 =====================

  Earnings (loss) per common share
   Basic
    Continuing operations                        $(2.66)$(0.55)$(3.21)
    Discontinued operations                       (0.02)  0.05   0.03
                                                 ---------------------
      Net earnings (loss)                        $(2.68)$(0.50)$(3.18)
                                                 =====================
   Diluted
    Continuing operations                        $(2.66)$(0.55)$(3.21)
    Discontinued operations                       (0.02)  0.05   0.03
                                                 ---------------------
      Net earnings (loss)                        $(2.68)$(0.50)$(3.18)
                                                 =====================


(a) In 2006, represents the write-off of unamortized deferred refinancing fees.
(b) In 2006 and 2007, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service.
    In 2005, represents costs related to initiatives to reduce operating and administrative costs.
(c) All years, represents adjustments of reserves related to prior divestitures.

    ------------------------------------------------------------------

    Notes:
    These statements are unaudited and subject to year-end
     adjustments.
    The weighted average outstanding shares upon which per-share amounts are based include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.
    Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.




 Historical Segment and Supplemental Information


 ---------------------------------------------------------------------
 (In Millions)

                                                2005
                              ----------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
 ---------------------------------------------------------------------

 Machinery technologies North
  America
   Sales                       $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
   Operating cash flow (a)        3.5     6.5     5.8     7.8    23.6
   Segment earnings               1.9     4.9     4.3     6.2    17.3
   New orders                    94.9   100.7    89.2    97.9   382.7

 Machinery technologies Europe
   Sales                       $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
   Operating cash flow (a)       (1.2)    0.6    (0.5)    0.4    (0.7)
   Segment earnings (loss)       (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
   New orders                    35.4    42.7    34.2    40.3   152.6

 Mold technologies
   Sales                       $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
   Operating cash flow (a)        3.7     2.1     0.7     3.4     9.9
   Segment earnings (loss)        2.3     0.7    (0.7)    1.6     3.9
   New orders                    45.1    43.4    40.7    44.5   173.7

 Eliminations
   Sales                       $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
   New orders                    (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

   Total plastics technologies
   Sales                       $165.3  $180.7  $163.6  $187.1  $696.7
   Operating cash flow (a)        6.0     9.2     6.0    11.6    32.8
   Segment earnings               2.0     5.1     2.1     7.0    16.2
   New orders                   175.0   186.3   163.7   181.7   706.7

 Industrial fluids
   Sales                       $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
   Operating cash flow (a)        1.9     2.4     2.2     3.9    10.4
   Segment earnings               1.4     1.9     1.8     3.6     8.7
   New orders                    27.0    28.2    27.1    29.8   112.1

 Total continuing operations
   Sales                       $192.3  $208.8  $190.7  $217.1  $808.9
   Operating cash flow (a)        4.2     8.5     5.2    12.1    30.0
   Segment earnings               3.4     7.0     3.9    10.6    24.9
   Restructuring costs (b)       (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
   Corporate expenses            (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
   Other unallocated expenses
    (c)                          (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                              ----------------------------------------
   Operating earnings (loss)     (0.7)    3.6     0.7     6.4    10.0
    Percent of sales             -0.4%    1.7%    0.4%    2.9%    1.2%
   New orders                   202.0   214.5   190.8   211.5   818.8
   Ending backlog                96.0    99.2    99.6    92.7    92.7


                                                2006
                              ----------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
 ---------------------------------------------------------------------

 Machinery technologies North
  America
   Sales                       $ 94.1  $106.9  $105.7  $ 95.7  $402.4
   Operating cash flow (a)        2.9     6.0     7.5     6.8    23.2
   Segment earnings               1.4     4.5     6.0     5.2    17.1
   New orders                   114.0    92.5   105.7    98.8   411.0

 Machinery technologies Europe
   Sales                       $ 36.3  $ 39.9  $ 39.8  $ 37.4  $153.4
   Operating cash flow (a)       (1.6)   (0.2)    0.3     0.4    (1.1)
   Segment earnings (loss)       (2.4)   (1.2)   (0.7)   (0.6)   (4.9)
   New orders                    40.0    42.9    30.9    40.3   154.1

 Mold technologies
   Sales                       $ 44.4  $ 38.9  $ 37.7  $ 37.8  $158.8
   Operating cash flow (a)        3.3     1.6     1.3     2.0     8.2
   Segment earnings (loss)        1.9     0.3       -     0.8     3.0
   New orders                    43.7    38.5    37.7    37.9   157.8

 Eliminations
   Sales                       $ (2.1) $ (3.9) $ (3.2) $ (2.8) $(12.0)
   New orders                    (2.3)   (3.2)   (2.7)   (3.4)  (11.6)

   Total plastics technologies
   Sales                       $172.7  $181.8  $180.0  $168.1  $702.6
   Operating cash flow (a)        4.6     7.4     9.1     9.2    30.3
   Segment earnings               0.9     3.6     5.3     5.4    15.2
   New orders                   195.4   170.7   171.6   173.6   711.3

 Industrial fluids
   Sales                       $ 29.7  $ 29.3  $ 29.1  $ 29.4  $117.5
   Operating cash flow (a)        2.3     3.3     2.2     4.5    12.3
   Segment earnings               1.9     2.9     1.9     4.1    10.8
   New orders                    29.7    29.3    29.1    29.4   117.5

 Total continuing operations
   Sales                       $202.4  $211.1  $209.1  $197.5  $820.1
   Operating cash flow (a)        3.6     7.5     7.6    10.1    28.8
   Segment earnings               2.8     6.5     7.2     9.5    26.0
   Restructuring costs (b)       (0.6)   (8.8)   (2.9)   (5.1)  (17.4)
   Corporate expenses            (3.3)   (3.1)   (3.6)   (3.6)  (13.6)
   Other unallocated expenses
    (c)                             -    (0.1)   (0.2)   (1.9)   (2.2)
                              ----------------------------------------
   Operating earnings (loss)     (1.1)   (5.5)    0.5    (1.1)   (7.2)
    Percent of sales             -0.5%   -2.6%    0.2%   -0.6%   -0.9%
   New orders                   225.1   200.0   200.7   203.0   828.8
   Ending backlog               116.2   106.8    98.5   105.7   105.7


                                                        2007
                                              ------------------------
                                               Qtr 1   Qtr 2    Year
 ---------------------------------------------------------------------

 Machinery technologies North America
   Sales                                       $ 91.1  $ 91.5  $182.6
   Operating cash flow (a)                        3.4     6.5     9.9
   Segment earnings                               1.8     4.9     6.7
   New orders                                    97.9    90.1   188.0

 Machinery technologies Europe
   Sales                                       $ 34.4  $ 40.2  $ 74.6
   Operating cash flow (a)                       (0.2)    1.2     1.0
   Segment earnings (loss)                       (1.2)    0.3    (0.9)
   New orders                                    46.6    45.1    91.7

 Mold technologies
   Sales                                       $ 37.9  $ 35.8  $ 73.7
   Operating cash flow (a)                        1.4     0.3     1.7
   Segment earnings (loss)                        0.3    (0.8)   (0.5)
   New orders                                    36.7    36.5    73.2

 Eliminations
   Sales                                       $ (2.8) $ (2.4) $ (5.2)
   New orders                                    (2.8)   (2.1)   (4.9)

   Total plastics technologies
   Sales                                       $160.6  $165.1  $325.7
   Operating cash flow (a)                        4.6     8.0    12.6
   Segment earnings                               0.9     4.4     5.3
   New orders                                   178.4   169.6   348.0

 Industrial fluids
   Sales                                       $ 29.7  $ 32.2  $ 61.9
   Operating cash flow (a)                        3.6     3.6     7.2
   Segment earnings                               3.3     3.2     6.5
   New orders                                    29.7    32.2    61.9

 Total continuing operations
   Sales                                       $190.3  $197.3  $387.6
   Operating cash flow (a)                        4.4     8.2    12.6
   Segment earnings                               4.2     7.6    11.8
   Restructuring costs (b)                       (2.4)   (1.5)   (3.9)
   Corporate expenses                            (3.7)   (3.4)   (7.1)
   Other unallocated expenses (c)                (0.1)   (0.1)   (0.2)
                                              ------------------------
   Operating earnings (loss)                     (2.0)    2.6     0.6
    Percent of sales                             -1.1%    1.3%    0.2%
   New orders                                   208.1   201.8   409.9
   Ending backlog                               126.6   132.1   132.1


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b) In 2006 and 2007, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service.
    In 2005, represents costs related to initiatives to reduce operating and administrative costs.
(c) In fourth quarter 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

----------------------------------------------------------------------
    Note: These statements are unaudited and subject to year-end adjustments.


    Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.



                                                       Quarter Ended
                                                      ----------------
(In millions)                                          September 30,
                                                            2007
----------------------------------------------------------------------

Projected profit & loss items
  Sales (1)                                                $210 - 223
       Total plastics technologies                          180 - 190
       Industrial fluids                                      30 - 33
  Segment earnings
       Total plastics technologies                              4 - 6
       Industrial fluids                                        3 - 5
  Corporate expenses                                            3 - 4
  Interest expense - net                                        7 - 8
  Provision for (benefit from) income taxes                   0 - (1)
  Restructuring costs                                               1
  Net earnings (loss) after tax (2)                           (6) - 2
  Average shares outstanding - basic                                5
  Average shares outstanding - diluted                             11

  Earnings per share (3)                              $(1.66) - $0.18

Projected cash flow & balance sheet items
  Depreciation and amortization                                 4 - 5
  Primary working capital - increase (4)                       5 - 10
  Cash pension contribution                                         0
  Capital expenditures                                          3 - 4
  Cash interest                                           less than 1
  Cash dividends                                          less than 1
  Cash tax                                                less than 1
  Cash refinancing fees                                             0
  Cash restructuring                                      less than 1



1  Increased over the same period a year ago due to the strengthening of the Euro of approximately $5 million.
2 Includes $2.7 million of non-cash expense related to the U.S defined benefit plan in quarter ended September 30, 2007 (versus $3.3 million in quarter ended September 30, 2006).
   Includes $1.2 million of expense related to Sarbanes-Oxley compliance in the quarter ended September 30, 2007 (versus $1.3 million in quarter ended September 30, 2006).
3  Per share amounts include accruals for preferred dividends and effect of beneficial conversion feature.
4  Inventory + receivables - trade payables - advance billings


    Comments & explanations

    Assumes quarter ended June 30, 2007 foreign exchange rates (e.g., USD/EUR = 1.3452), and no further acquisitions or divestitures.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918
             albert.beaupre@milacron.com